Exhibit 4.1

QuadraMed
Quality Care. Financial Health.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP				XXXXXX XX X
Holder ID				XXXXXXXXXX
Insurance Value				1,000,000.00
Number of Shares				123456
DTC	12345678	123456789012345		
Certificate Numbers	Num/No.	Denom.	Total	
1234567890/1234567890	1	1	1	
1234567890/1234567890	2	2	2	
1234567890/1234567890	3	3	3	
1234567890/1234567890	4	4	4	
1234567890/1234567890	5	5	5	
1234567890/1234567890	6	6	6	
Total Transaction			7	

016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

PAR VALUE $0.01

QuadraMed
Quality Care. Financial Health.

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

Certificate Number
ZQ 000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

QUADRAMED CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 74730W 50 7

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

QuadraMed Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

President & Chief Executive Officer

QUADRAMED CORPORATION
CORPORATE
SEAL
May 8, 1996
DELAWARE

Secretary & Treasurer

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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